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                                                                     EXHIBIT 1.1




                            DEVON ENERGY CORPORATION

                                 $1,000,000,000

                                7.950% Debentures

                               due April 15, 2032

                             UNDERWRITING AGREEMENT

                                 March 20, 2002


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                             UNDERWRITING AGREEMENT


                                                                  March 20, 2002


BANC OF AMERICA SECURITIES LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

UBS WARBURG LLC
677 Washington Blvd.
Stamford, Connecticut  06901

as Representatives of the several Underwriters named in Schedule A


Ladies and Gentlemen:

                  Devon Energy Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the "Underwriters") $1,000,000,000 aggregate principal amount of its 7.950% Debentures due April 15, 2032 (the "Debentures"). The Debentures are described in the Prospectus which is referred to below.

                  The Debentures are to be issued pursuant to an indenture (the "Base Indenture") to be dated as of March 1, 2002, as amended and supplemented by the First Supplemental Indenture to be dated as of March 25, 2002 (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Copies of the Indenture, in substantially final form, have been delivered to each of the Underwriters.

                  The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-83156) including a prospectus relating to the Debentures which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has prepared a prospectus supplement (the "Prospectus Supplement") to the prospectus included in the registration statement referred to above setting forth the terms of the offering, sale and plan of distribution of the Debentures and additional information concerning the Company and its business. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the prospectus included in the registra-

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tion statement, as supplemented by a preliminary Prospectus Supplement, and the documents incorporated by reference therein (each such preliminary prospectus being referred to herein as a "Preliminary Prospectus"), relating to the Debentures. Except where the context otherwise requires, the registration statement referred to above, as amended when it became effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of its effectiveness and also including any registration statement filed pursuant to Rule 462(b) under the Act, is referred to herein as the "Registration Statement", and the prospectus included in the Registration Statement, including all documents incorporated therein by reference, as supplemented by the final Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), is herein called the "Prospectus". Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

                  This Agreement, the Debentures and the Indenture are hereinafter sometimes referred to collectively as the "Operative Documents."

                  The Company and the Underwriters agree as follows:

                  1. Sale and Purchase: Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Debentures set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of 98.606% of the principal amount thereof, plus accrued interest, if any, from March 25, 2002 to the time of purchase (as hereinafter defined). The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Debentures as soon after the effective date of this Agreement as in your judgment is advisable and (ii) initially to offer the Debentures upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

                  2. Payment and Delivery: Payment of the purchase price for the Debentures shall be made to the Company by federal funds wire transfer, against delivery of the certificates for the Debentures to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 25, 2002 (unless another time not later


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than March 25, 2002 shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase". Certificates for the Debentures shall be delivered to you in global form registered in such names and in such denominations as you shall specify. For the purpose of expediting the checking of the certificates for the Debentures by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase. As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

                  3. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters that:

                  (a) The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act. The Registration Statement has been filed with the Commission and has been declared effective under the Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all material respects with such Rule. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose.

                  (b) A Preliminary Prospectus, including a preliminary Prospectus Supplement, has been prepared and filed pursuant to Rule 424(b) of the Act.

                  (c) The Prospectus, including a final Prospectus Supplement, has been or will be prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day following the date of this Agreement (or such earlier time as may be required under the Act). Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, and the Registration Statement, the Prospectus and the Indenture at the time of purchase complied or will comply in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission pursuant to Rule 424(b) and at the time of purchase, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with,


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         written information concerning the Underwriters that was furnished in writing to the Company by Banc of America Securities LLC or UBS Warburg LLC, on behalf of the several Underwriters, specifically for use in the preparation thereof.

                  (d) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Exchange Act, as the case may be, complied or will comply as to form in all material respects with the requirements of the Act and Exchange Act, as applicable, and none of such documents contained or contain an untrue statement of a material fact or omit or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) Copies of the Registration Statement, any Preliminary Prospectus and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel. The Company has not distributed any offering material in connection with the offering or sale of the Debentures other than the Registration Statement, the Preliminary Prospectus referred to in paragraph (b) above, the Prospectus or any other materials, if any, permitted by the Act.

                  (f) Attached as Schedule B is a true and complete list of all Restricted Subsidiaries (as defined in the Indenture (assuming the acquisition of Mitchell Energy & Development Corp. had occurred as of December 31, 2001)) of the Company, their jurisdictions of incorporation or formation, type of entity and equity ownership. Other than Devon Energy Corporation (Oklahoma) (which shall be deemed a "Restricted Subsidiary" for purposes of this Agreement), no subsidiary of the Company other than the Restricted Subsidiaries constitutes a "significant" subsidiary of the Company within the meaning of Regulation S-X under the Act. All of the issued and outstanding shares of capital stock or other equity interests of each Restricted Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, except as such nonassessability may be affected by certain provisions of any applicable jurisdiction's statutes. All shares of capital stock or other equity interests of the Restricted Subsidiaries that are owned of record directly by the Company or indirectly by a wholly owned subsidiary of the Company are owned free and clear of any lien, security interest, pledge, charge, encumbrance, equity or claim; none of the outstanding shares of capital stock or other equity interests of each such Restricted Subsidiary was issued in violation of any preemptive or similar rights or the charter or bylaws or other organizational documents of the Company or such Restricted Subsidiary or any agreement to which the Company or such Restricted Subsidiary is a party. Except as set forth in the Registration Statement and Prospectus, there will not be any outstanding


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         rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of the Restricted Subsidiaries.

                  (g) The Company and each Restricted Subsidiary has been duly incorporated, organized or formed as a corporation, partnership or other entity in good standing under the laws of its respective jurisdiction of incorporation, organization or formation and has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement and Prospectus and to own, lease, license and operate its respective properties in accordance with its business as currently conducted. The Company and each Restricted Subsidiary is duly qualified and in good standing as a foreign corporation, partnership or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, either individually or in the aggregate, result in a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the business, condition (financial or other), properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

                  (h) The Company has all requisite power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents to be consummated on its part and, without limitation, the Company has all requisite power and authority to issue, sell and deliver the Debentures.

                  (i) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                  (j) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Registration Statement and Prospectus.

                  (k) The Debentures have been duly and validly authorized for issuance and sale to the Underwriters by the Company and, when issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Debentures will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement


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         thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Debentures, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Registration Statement and Prospectus.

                  (l) All taxes, fees and other governmental charges that are due and payable on or prior to the time of purchase in connection with the execution, delivery and performance of the Operative Documents and the execution, delivery and sale of the Debentures shall have been paid by or on behalf of the Company at or prior to the time of purchase, except for those failures which would not reasonably be expected, either individually or in the aggregate, to interfere with or adversely affect the issuance of the Debentures in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

                  (m) None of the Company or any Restricted Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "Agreements and Instruments"), or
         (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (B) and (C) herein, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any Restricted Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect.

                  (n) The execution, delivery and performance by the Company of the Operative Documents, including the consummation of the offer and sale of the Debentures, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Restricted Subsidiary or an acceleration of any indebtedness of the Company or any Restricted Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Restricted Subsidiary, (ii) assuming the consummation of the transactions contemplated thereby, any Agreements and Instruments,


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         (iii) any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or their respective assets or properties or
         (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Restricted Subsidiary or its respective assets or properties that, in the case of clauses (ii) through (iv), would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Debentures in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Operative Documents, including the consummation of any of the transactions contemplated thereby, except (x) such as have been or will be obtained or made on or prior to the time of purchase, including qualification of the Indenture under the Trust Indenture Act, in connection with the issuance of the Debentures, (y) such as may be required by the NASD, or (z) those for which the failure to obtain would not reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Debentures in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other
         Operative Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the time of purchase, except for those consents or waivers, the failure of which to obtain would not, either individually or in the aggregate, (1) have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Debentures in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

                  (o) Except as set forth in the Registration Statement and Prospectus, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business, assets or property of such person is subject,
         (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is subject that (x) in the case of clause (A) above, if determined adversely to the Company or such subsidiary, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Debentures in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of


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         the Operative Documents and (y) in the case of clauses (B) and (C)
         above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Debentures in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Debentures that has been received by the Company or their counsel prior to the date hereof has been, or will prior to the time of purchase be, complied with in all material respects.

                  (p) Except as set forth in the Registration Statement and Prospectus, the Company and each Restricted Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("Environmental Laws"), other than noncompliance or such costs or liabilities that would not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not reasonably be expected to have a Material Adverse Effect.

                  (q) There are no defects in title to, or encumbrances upon the leasehold interests in, the oil and gas producing properties of the Company and its Restricted Subsidiaries or the assets or facilities used by the Company and its Restricted Subsidiaries in the production and marketing of oil and gas which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                  (r) None of the Company or any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act.

                  (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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                  (t) As of December 31, 2001, neither the Company nor any of its subsidiaries had any liabilities or obligations, direct or contingent, which either individually or in the aggregate were material to the business, condition (financial or otherwise), properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole, that were not set forth in the Company's consolidated balance sheet as of such date or in the notes thereto incorporated by reference in the Prospectus. Since December 31, 2001, except as set forth or contemplated by reference in the Prospectus, (a) none of the Company or any of its subsidiaries has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and its subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except in a manner consistent with past practices.

                  (u) None of the Company or any of its subsidiaries (or any agent thereof acting on their behalf other than the Underwriters, as to whom the Company makes no representation) has taken, and none of them will take (other than the Underwriters, as to whom the Company makes no representation), any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Debentures to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, at the time of purchase.

                  (v) Each firm of accountants that has certified or shall certify the financial statements included or to be included as part of or incorporated by reference in the Registration Statement and Prospectus is an independent accountant within the meaning of the Act. The historical financial statements and the notes thereto included in or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Registration Statement and Prospectus). The pro forma financial statements included in or incorporated by reference in the Registration Statement and Prospectus have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the transactions disclosed in the Registration Statement and Prospectus. The other financial and statistical information and data included in or incorporated by reference in the Registration Statement and Prospectus are accurately pre-

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         sented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

                  (w) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiaries and any other person other than the Underwriters that would give rise to a valid claim against the Company, any of its subsidiaries or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Debentures.

                  (x) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

                  (y) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered by such certificate.

                  (z) The Debentures constitute unsecured and unsubordinated obligations of the Company and rank pari passu without any preference among themselves; the Debentures rank pari passu with all other unsecured and unsubordinated debt obligations of the Company.

                  4. Certain Covenants of the Company: The Company hereby agrees:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Debentures for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualification in effect as long as required for the distribution of the Debentures, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Debentures); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Debentures for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to prepare the Prospectus in substantially the form of the Preliminary Prospectus with such changes as are reasonably approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Act, on or before the second business day following the date of this Agreement (or such earlier time as may be required by the Act), and to make available to the Underwriters in New York City, as soon as practicable and from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement relating to the Debentures) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Debentures, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                  (c) to advise you promptly and (if requested by you) to confirm such advice in writing when any post-effective amendment thereto becomes effective;

                  (d) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Debentures, to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; for so long as the delivery of a prospectus is required in connection with the offering or sale of the Debentures, to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference, to furnish you a draft of such proposed amendment in advance of such filing and to file no such amendment or supplement to which you shall reasonably object in writing unless the Company is required by law to make such filing;

                  (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Debentures, and to promptly notify you of such filing;

                  (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

                  (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Debentures is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (h) to make generally available to its security holders (as provided in Rule 158(b) under the Act) an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than fifteen months after the end of the Company's current fiscal quarter;

                  (i) to apply the net proceeds from the sale of the Debentures in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (j) to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii) below) incident to and in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Debentures, (iii) the qualification of the Debentures for offering and sale under state laws (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys to the Underwriters and to dealers, (iv) any fees payable to investment rating agencies with respect to the Debentures, (v) the approval of the Debentures by DTC for "book entry" transfer, (vi) the fees and expenses of the Trustee and its counsel in accordance with the Indenture and
         (vii) the performance of the Company's other obligations hereunder including, but not limited to, the fees, disbursements and expenses of the Company's counsel and accountants; and

                  (k) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (d) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  5. Reimbursement of Underwriters' Expenses: If the Debentures are not delivered for any reason other than the termination of this Agreement pursuant to clause (iii), (iv) or (v) of Section 7 or the first two paragraphs of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(j) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel.

                  6. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase as set forth below, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the time of purchase an opinion of (i) Mayer, Brown, Rowe & Maw, counsel for the Company substantially in the form of Exhibit A hereto, addressed to the Underwriters and dated the time of purchase, with reproduced copies thereof for each of the other Underwriters.

                  (b) You shall have received from each of KPMG LLP and Arthur Andersen LLP letters dated, respectively, as of the date of this Agreement and the time of purchase and addressed to the Underwriters (with reproduced copies for each of the other Underwriters) in the forms heretofore approved by Banc of America Securities LLC and UBS Warburg LLC and counsel to the Underwriters.

                  (c) You shall have received at the time of purchase the favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated the time of purchase, covering such matters as are customarily covered in such opinions.

                  (d) All filings with the Commission required by Rule 424 under the Act to have been filed by the time of purchase shall have been made within the applicable time period prescribed for such filing by Rule 424.

                  (e) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto filed after the date hereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto filed after the date hereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (f) Between the time of execution of this Agreement and the time of purchase no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its subsidiaries taken as a whole shall occur or become known.

                  (g) The Company will, at the time of purchase, deliver to you a certificate of two of its authorized officers to the effect that the representations and warranties of the Company contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, at the time of purchase, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date, and that the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and the conditions set forth in paragraph (e) of this Section 6 have been met.

                  (h) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase as you may reasonably request.

                  (i) The Debentures shall have initially been assigned ratings of "BBB" and "Baa2" (with negative watch) by Standard & Poor's Rating Services and Moody's Investors Service, Inc., respectively, and no such rating (or other debt rating of the Company) shall have been downgraded or placed on any "watch list" for possible downgrading as of or prior to the time of purchase.

                  (j) All agreements set forth in the representation letter to the Company to DTC relating to the approval of the Debentures by DTC for "book-entry" transfer shall have been complied with.

                  7. Effective Date of Agreement; Termination: This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination by you at any time prior to the time of purchase, if prior to such time (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Underwriters under this Agreement to be fulfilled by the Company pursuant to Section 6 is not fulfilled when and as required in any material respect,
(iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (iv) a general banking moratorium shall have been declared either by the United States or New York State authorities, or if there has been a material disruption in securities settlement or clearance services in the United States, or (v) the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment, to make it impracticable to market the Debentures.

                  If you elect to terminate this Agreement as provided in this
Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram.

                  If the sale to the Underwriters of the Debentures, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(j), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

                  8. Increase in Underwriters' Commitments: Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Debentures to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the aggregate principal amount of Debentures which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Debentures, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Debentures they are obligated to purchase pursuant to
Section 1 hereof) the aggregate principal amount of Debentures agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Debentures shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated, or in the event no such designation is made, such Debentures shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Debentures set opposite the names of such non-defaulting Underwriters in Schedule A.

                  Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Debentures hereunder unless all of the Debentures are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate principal amount of Debentures which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total principal amount of Debentures which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Debentures which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  9. Indemnity and Contribution: (a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term "Prospectus" for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such information not misleading.

                  If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise, except to the extent that it has been prejudiced in any material respect by such omission to so notify. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or (ii) the Company shall not have, within a reasonable period of time after notice of the Proceeding, employed counsel to have charge of the defense of such Proceeding or (iii) the named parties to such Proceeding include both the Company and such Underwriter or controlling person and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct nor any obligation to assume the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as and to the extent reasonably incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any appropriate local counsel) in any one Proceeding or series of similar or related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and the
successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

                  If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise, except to the extent that it has been prejudiced in any material respect by such omission to so notify. The Company or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless (i) the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or (ii) such Underwriter shall not have, within a reasonable period of time after notice of the Proceeding, employed counsel to have charge of the defense of such Proceeding or (iii) the named parties to such Proceeding include both the Company and such Underwriter or controlling person and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct nor the obligation to assume the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as and to the extent reasonably incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel in addition to any appropriate local counsel in any one Proceeding or series of similar or related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (c) If the indemnification provided for in this Section 9 is held to be unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Debentures or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                  (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debentures underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

                  (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive the issuance and delivery of the Debentures. In addition, the agreements contained in Sections 4(j), 5, 9, 10 and 12 shall survive the termination of this Agreement, including pursuant to Section 7. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors, in connection with the issuance and sale of the Debentures, or in connection with the Registration Statement or Prospectus.

                  10. Underwriters' Information. The Company and the Underwriters severally acknowledge that the statements with respect to the offer and sale of the Debentures set forth in the fourth and fifth paragraphs and ninth paragraph (as it applies to First Union Securities, Inc.(it being understood that First Union Securities, Inc. shall be solely responsible for such information)) under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished in writing by the Underwriters expressly for use in the Preliminary Prospectus and Prospectus.

                  11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Banc of America Securities LLC, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255, Attention:
Transaction Management, and UBS Warburg LLC, 677 Washington Blvd., Stamford, Connecticut 06901, Attention: Syndicate Department and, if to the Company, shall be mailed, delivered, or telexed, telegraphed or telecopied to the Company and confirmed in writing at the offices of the Company at 20 North Broadway, Suite 1500, Oklahoma City,

Oklahoma 73102-9260, Attention: General Counsel (telephone: (405) 235-3611, telecopy: (405) 552-4550.

                  12. Construction: This Agreement shall be construed in accordance with the laws of the State of New York and each of the parties hereto consents to the jurisdiction of the courts of the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York and the U.S. federal courts sitting in The City of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Underwriters to bring proceedings against the Company in the courts of any other jurisdiction.

                  13. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, executors and administrators. No other person, partnership, heirs, personal representatives, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                  14. Counterparts: This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement.

                  15. Successors and Assigns: This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

                  If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

                                 Very truly yours,

                                 DEVON ENERGY CORPORATION


                                 By:           /s/ William T. Vaughn
                                        ----------------------------------------
                                        Name:  William T. Vaughn
                                        Title: Senior Vice President - Finance


Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

BANC OF AMERICA SECURITIES LLC


By:    /s/ Lily Chang
Name:  Lily Chang
Title: Principal
By:    UBS WARBURG LLC


By:  /s/ Christopher Forshner
   Name:  Christopher Forshner
   Title: Executive Director Capital Markets


By: /s/ Scott D. Whitney
   Name:  Scott D. Whitney
   Title: Director

                                   SCHEDULE A


                                                                        Principal Amount
Underwriter                                                             of Debentures
-----------                                                             ----------------
Banc of America Securities LLC..................................        $  327,500,000
UBS Warburg LLC.................................................           327,500,000
ABN AMRO Incorporated...........................................            37,500,000
BMO Nesbitt Burns Corp..........................................            37,500,000
Credit Suisse First Boston Corporation..........................            37,500,000
Deutsche Banc Alex. Brown Inc...................................            37,500,000
J.P. Morgan Securities Inc......................................            37,500,000
RBC Dominion Securities Corporation.............................            37,500,000
Salomon Smith Barney Inc........................................            37,500,000
First Union Securities, Inc.....................................            37,500,000
BNY Capital Markets, Inc........................................            15,000,000
Credit Lyonnais Securities (USA) Inc............................            15,000,000
Tokyo-Mitsubishi International plc..............................            15,000,000
                                                                        --------------
                  Total..........................................       $1,000,000,000

                                   SCHEDULE B


                  Restricted Subsidiary                         Jurisdiction of Incorporation or Organization
                  ---------------------                         ---------------------------------------------
Devon Energy Corporation (Oklahoma)                                               Oklahoma

Devon Energy Production Company L.P.                                              Oklahoma

Devon Financing Corporation, U.L.C.                                              Nova Scotia

Devon SFS Operating Inc.                                                          Delaware

Devon Energy Operating Company, L.P.                                              Delaware
(formerly Mitchell Energy Company L.P.)

MND Exploration & Production, Inc.                                                Delaware

Northstar Energy Corporation                                                       Alberta

Devon Canada                                                                       Alberta
(formerly Northstar Energy partnership)

Numac Energy Inc.                                                                  Alberta

Devon ARL Corporation                                                              Alberta
(formerly Anderson Resources Ltd.)

                                                                       EXHIBIT A

                    FORM OF OPINION OF COUNSEL TO THE COMPANY


                  The opinion of Mayer, Brown, Rowe & Maw, counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(a) of the Underwriting Agreement shall be to the effect that:

                  (i) Each of the Company and Devon Energy Production Company L.P., Devon SFS Operating Inc. and Devon Energy Corporation (Oklahoma) (collectively, the "U.S. Restricted Subsidiaries"): (a) is a corporation, partnership or other entity duly incorporated or formed, as the case may be, and validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation; (b) to such counsel's knowledge, has all requisite corporate or other power and authority necessary to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectus and to own, lease, license and operate its respective properties in accordance with its business as currently conducted; and (c) is qualified to do business and is in good standing in all other jurisdictions identified by such counsel on a schedule attached to its opinion and based solely on certificates of good standing from such identified jurisdictions.

                  (ii) The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents to be consummated on its part.

                  (iii) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

                  (iv) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (v) The Debentures, when issued, authenticated and delivered by the Company in accordance with the terms of the Underwriting Agreement and Indenture, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (vi) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act.

                  (vii) the Registration Statement has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

                  (viii) The execution, delivery and performance by the Company of the Operative Documents, including the consummation of the offer and sale of the Debentures, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Restricted Subsidiary or an acceleration of any indebtedness of the Company or any Restricted Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any U.S. Restricted Subsidiary, (ii) to the knowledge of such counsel, any Agreements and Instruments filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, together with any amendments to such Agreements or Instruments, (iii) to the knowledge of such counsel, any law, statute, rule or regulation applicable to the Company or any Restricted Subsidiary or its respective assets or properties typical, in such counsel's experience, for transactions contemplated by the Operative Documents and assuming the accuracy of the representations and warranties of the Company and the Underwriters in the Underwriting Agreement and the due performance by the Company and the Underwriters thereof or (iv) to the knowledge of such counsel, any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any U.S. Restricted Subsidiary or their respective assets or properties.

                  (ix) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any United States court or governmental agency, body or administrative agency is required to be obtained or made by the Company in connection with the issue or sale of the Debentures by the Company as contemplated by the Underwriting Agreement, except (x) such as have been obtained or made on or prior to the date hereof, (y) such as may be required under state securities and blue sky laws, or (z) that would not reasonably be expected, either individually or in the aggregate (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Debentures in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

                  (x) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xi) Each of the Debentures and the Indenture conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

                  (xii) Each document filed under the Exchange Act and incorporated by reference in the Registration Statement (other than the financial statements and related schedules included therein, as to which such counsel need not comment), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  In addition, such counsel shall state that they have participated in discussions with your representatives, representatives of the Company and their counsel and independent public accountants concerning the preparation of the Registration Statement and Prospectus. Such counsel shall state that, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Registration Statement and Prospectus (except to the extent specified elsewhere in such letter or with reference to such counsel), no facts have come to their attention that lead such counsel to believe that, at the time the Registration Statement became effective, the Registration Statement (other than the financial statements and related schedules and other financial data contained or incorporated therein as to which such counsel need express no belief) contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and related schedules and other financial data contained or incorporated therein as to which such counsel need express no belief), as of its date or as of the time of purchase, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.